Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-214023) of Spark Energy, Inc.,

(2)	Registration Statement (Form S-8 No. 333-197738) pertaining to the Long-Term Incentive Plan of Spark Energy, Inc.
of our report dated March 4, 2019, with respect to the consolidated financial statements of Spark Energy, Inc. included in this Annual Report (Form 10-K) of Spark Energy, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Houston, Texas
March 4, 2019